Exhibit 99.1

ePlus Reports Second Quarter and First Half Financial Results
and Announces 2-for-1 Stock Split

— Substantial Operating Leverage Drives Strong Earnings Growth —

Second Quarter Fiscal Year 2022

•	Net sales increased 5.8% to $458.0 million; technology segment net sales increased 4.0% to $436.3 million; service revenues increased 23.1% to $60.9 million.
•	Adjusted gross billings increased 10.5% to $664.1 million.
•	Consolidated gross profit increased 24.3% to $123.0 million.
•	Consolidated gross margin was 26.9%, an increase of 400 basis points.
•	Net earnings increased 58.3% to $31.4 million.
•	Adjusted EBITDA increased 49.6% to $50.2 million.
•	Diluted earnings per share increased 58.1% to $2.34. Non-GAAP diluted earnings per share increased 54.2% to $2.59.

First Half Fiscal Year 2022

•	Net sales increased 11.0% to $874.7 million; technology segment net sales increased 10.0% to $836.7 million; service revenues increased 19.8% to $116.4 million.
•	Adjusted gross billings increased 13.0% to $1,297.1 million.
•	Consolidated gross profit increased 15.7% to $228.5 million.
•	Consolidated gross margin was 26.1%, an increase of 100 basis points.
•	Net earnings increased 47.6% to $54.9 million.
•	Adjusted EBITDA increased 37.6% to $88.5 million.
•	Diluted earnings per share increased 47.1% to $4.09. Non-GAAP diluted earnings per share increased 42.6% to $4.55.

HERNDON, VA – November 9, 2021 – ePlus inc. (NASDAQ:  PLUS), a leading provider of technology and financing solutions, today announced financial results for the three and six months ended September 30, 2021.

“Building on our strong performance in the first quarter, ePlus generated strong financial results in the second quarter, underscoring the strength of our business model and the continued success of our growth strategy,” said Mark Marron, president and chief executive officer. “Supported by the breadth of our solutions, extensive vendor partnerships and engineering talent, ePlus continues to meet the evolving needs of our customers across the technology solutions stack, driving solid adjusted gross billings and revenue growth that fueled robust gains in both profitability and earnings.”

Mr. Marron continued, “Services remained one of the fastest-growing areas in our solutions portfolio, with second quarter revenue for this business increasing more than 23% year-over-year. Our financing segment also contributed favorably to our results, as ePlus benefitted from several large transactions that generated strong growth in revenue and operating income. Overall, earnings per diluted share for the quarter increased 58% year-over-year, reflecting growth and positive operating leverage. I am extremely proud of the entire ePlus team, who have continued to adapt successfully to support our customers with innovative and cost-effective solutions in a dynamic market.”

ePlus Announces 2-for-1 Stock Split

The Company announced today that its Board of Directors has declared a two-for-one split of its Common Stock.  The stock split will be in the form of a 100 percent stock dividend payable on December 13, 2021 to shareholders of record at the close of business on November 29, 2021. The Company expects its Common stock will begin trading at the split-adjusted price on December 14, 2021. All share and per share amounts reflected herein are prior to the stock split.

Second Quarter Fiscal 2022 Results

For the second quarter ended September 30, 2021 as compared to the second quarter of the prior fiscal year ended September 30, 2020:

Consolidated net sales increased 5.8% to $458.0 million, from $433.1 million.

Technology segment net sales increased 4.0% to $436.3 million, from $419.4 million due to higher sales of product and services. Service revenues increased 23.1% to $60.9 million, from $49.4 million due to increases in professional services and managed services.  Adjusted gross billings increased 10.5% to $664.1 million from $601.1 million.

Financing segment net sales increased 58.3% to $21.7 million, from $13.7 million due to higher transactional gains from several outsized transactions.

Consolidated gross profit increased 24.3% to $123.0 million, from $99.0 million. Consolidated gross margin was 26.9%, up from 22.9% last year, due to higher product and services margins in our technology segment and a larger proportion of sales recorded on a net basis.

Operating expenses were $78.7 million, up 11.7% from $70.5 million last year, primarily due to increases in variable compensation stemming from higher gross profit and higher software license and maintenance and travel expenses, partially offset by lower rent and communication expenses.  Our headcount at the end of the quarter was 1,554, up 57 from a year ago.

Consolidated operating income increased 55.5% to $44.3 million.

Our effective tax rate for the current quarter was 28.6%, lower than the prior year quarter of 30.8%, due to an adjustment in the prior year related to the federal benefit from state taxes.

Net earnings increased 58.3% to $31.4 million.

Adjusted EBITDA increased 49.6% to $50.2 million, from $33.6 million.

Diluted earnings per share was $2.34, compared with $1.48 in the prior year quarter. Non-GAAP diluted earnings per share was $2.59, compared with $1.68 last year.

First Half Fiscal Year 2022 Results

For the six months ended September 30, 2021 as compared to the six months of the prior fiscal year ended September 30, 2020:

Consolidated net sales increased 11.0% to $874.7 million, from $788.1 million.

Technology segment net sales increased 10.0% to $836.7 million, from $760.6 million due to higher sales of product and services. Service revenues increased 19.8% to $116.4 million, from $97.2 million primarily due to increases in professional services and managed services.  Adjusted gross billings was $1,297.1 million, an increase of 13.0% from $1,147.5 million.

Financing segment net sales increased 38.1% to $38.0 million, from $27.5 million, primarily due to higher transactional gains from several outsized transactions.

Consolidated gross profit increased 15.7% to $228.5 million, from $197.5 million. Consolidated gross margin was 26.1%, up from 25.1% last year, due to higher product and services margins and a higher proportion of sales recorded on a net basis in our technology segment.

Operating expenses were $151.8 million, up 5.4% from $144.0 million last year, primarily due to increases in variable compensation stemming from higher gross profit and higher healthcare costs.

Consolidated operating income increased 43.5% to $76.8 million.

Our effective tax rate for the current year period was 28.2%, lower than last year of 30.8% due to an adjustment in the prior year related to the federal benefit from state taxes.

Net earnings increased 47.6% to $54.9 million.

Adjusted EBITDA increased 37.6% to $88.5 million, from $64.3 million.

Diluted earnings per share was $4.09, compared with $2.78 in the prior year. Non-GAAP diluted earnings per share was $4.55, compared with $3.19 last year.

Balance Sheet Highlights

As of September 30, 2021, ePlus had cash and cash equivalents of $57.0 million, compared with $129.6 million as of March 31, 2021, due to additional working capital needs in our technology segment and the repurchase of stock.  Inventory, which represents equipment ordered by customers but not yet delivered, increased 92.3%.  Total stockholders’ equity was $613.6 million, compared with $562.4 million as of March 31, 2021.  Total shares outstanding were 13.5 million on September 30, 2021 and March 31, 2021.

Summary and Outlook

“As we enter the second half of fiscal 2022, ePlus remains well-positioned for continued growth, with the products, services, financing, and expertise that enable our customers to meet the challenges of digital transformation and modernization. Our data center, security and cloud-focused solutions remain especially timely and relevant as businesses further expand their remote and hybrid workforce capabilities, while our investments in emerging areas, including collaboration and AI, provide new opportunities for growth,” Mr. Marron noted.

“Our confidence in our fiscal 2022 outlook is supported by the strength of our open orders and backlog, both of which have increased significantly during the year. While we continue to closely monitor constraints within the supply chain that may limit future product availability, our team and our channel partners have performed admirably in navigating these challenges to date. As always, ePlus remains committed to investing in our people and in our capabilities to stay on the forefront of technology trends.

“We are pleased to announce that the Board has declared a two-for-one stock split, reflecting confidence in the Company’s outlook and growth strategy,” Mr. Marron concluded.

Recent Corporate Developments/Recognitions

In the month of October:
o	Announced that its UK subsidiary, IGXGlobal, will provide managed detection and response security services to customers across Europe.
o	Launched a suite of security services to help organizations address requirements relating to increasingly stringent cyber liability insurance standards.
o	ePlus announced that its subsidiaries ePlus Technology, inc., ePlus Technology Services, inc. and SLAIT Consulting, LLC recently increased their credit facility to $375 million.
o	Achieved Amazon Web Services (AWS) Networking Competency status for AWS Consulting Partners.
In the month of September:
o
Launched an artificial intelligence (AI) workflow technology bundle, combining hardware, software and AI implementation services, to help healthcare organizations accelerate clinical operational AI projects from concept to production.

o
Facilitated a large-scale IT infrastructure deployment that will help a large bank and trust company leverage technology to achieve its strategic growth objectives and adapt more quickly to changing business conditions.

Conference Call Information

ePlus will hold a conference call and audio webcast at 4:30 p.m. ET on November 9, 2021:

Date:	November 9, 2021
Time:	4:30 p.m. ET
Audio Webcast (Live & Replay):	Link
https://event.on24.com/wcc/r/3494156/8D60AA7ABA9A0BA7A9ED06CA6AA572C1
Live Call:	(833) 714-0957 (toll-free/domestic) (778) 560-2893 (international)
Replay:	(800) 585-8367 (toll-free/domestic) or (416) 621-4642 (international)
Passcode:	8329207 (live call and replay)

A replay of the call will be available approximately two hours after the call through November 16, 2021.

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology.  With the highest certifications from top technology partners and lifecycle services expertise across key areas including security, cloud, data center, collaboration, networking, and emerging technologies, ePlus transforms IT from a cost center to a business enabler.  Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac.  The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook, LinkedIn, Twitter and Instagram.

ePlus, Where Technology Means More®.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, the duration and impact of the ongoing COVID-19 pandemic, which could materially adversely affect our financial condition and results of operations and has resulted worldwide in governmental authorities imposing numerous unprecedented measures to try to contain the virus that has impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners; national and international political instability fostering uncertainty and volatility in the global economy including an economic downturn, significant and rapid inflation, an increase in tariffs or adverse changes to trade agreements, exposure to fluctuation in foreign currency rates, interest rates and pressure on prices; supply constraints of certain IT products, including constraints caused by shortages in semiconductors and other components; inflation of both wages and product costs; reduction of vendor incentive programs; and restrictions on our access to capital necessary to fund our operations; our ability to successfully perform due diligence and integrate acquired businesses; disruptions or a security breach in our or our vendors’ or suppliers’ IT systems and data and audio communication networks, supply chains or other systems; the possibility of goodwill impairment charges in the future; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; a possible decrease in the capital spending budgets of our customers or a decrease in purchases from us; our ability to raise capital, maintain or increase as needed our lines of credit with vendors or floor planning facility, or obtain debt for our financing transactions; uncertainty regarding the phase out of LIBOR may negatively affect our operating results; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; the creditworthiness of our customers and our ability to reserve adequately for credit losses; our ability to secure our own and our customers’ electronic and other confidential information and remain secure during a cyber-security or ransomware attack; future growth rates in our core businesses; our dependence on continued innovation in hardware, software and services offerings by our vendors, availability of these products from our vendors and our ability to partner with them; our reliance on third parties to perform some of our service obligations to our customers; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid changes in product offerings, including the proliferation of the cloud, infrastructure as a service, software as a service and platform as a service; our ability to realize our investment in leased equipment; maintaining and increasing advanced professional services by recruiting and retaining highly skilled, competent personnel and vendor certifications; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2021	March 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$56,950	$129,562
Accounts receivable—trade, net	457,308	391,567
Accounts receivable—other, net	57,346	41,053
Inventories	134,514	69,963
Financing receivables—net, current	80,082	106,272
Deferred costs	30,691	28,201
Other current assets	12,675	10,976
Total current assets	829,566	777,594

Financing receivables and operating leases—net	105,855	90,165
Deferred tax asset—net	1,469	1,468
Property, equipment and other assets	43,895	42,289
Goodwill	126,596	126,645
Other intangible assets—net	32,564	38,614
TOTAL ASSETS	$1,139,945	$1,076,775

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$121,263	$165,162
Accounts payable—floor plan	145,880	98,653
Salaries and commissions payable	36,382	36,839
Deferred revenue	82,937	72,802
Recourse notes payable—current	35,548	5,450
Non-recourse notes payable—current	21,083	50,397
Other current liabilities	32,532	30,061
Total current liabilities	475,625	459,364

Recourse notes payable—long term	9,360	12,658
Non-recourse notes payable—long term	4,315	5,664
Other liabilities	37,042	36,679
TOTAL LIABILITIES	526,342	514,365

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $.01 per share par value; 2,000 shares authorized; none outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,510 outstanding at September 30, 2021 and 13,503 outstanding at March 31, 2021	146	145
Additional paid-in capital	155,941	152,366
Treasury stock, at cost, 1,070 shares at September 30, 2021 and 993 shares at March 31, 2021	(82,246)	(75,372)
Retained earnings	539,547	484,616
Accumulated other comprehensive income—foreign currency
translation adjustment	215	655
Total Stockholders' Equity	613,603	562,410
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,139,945	$1,076,775

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Net sales
Product	$397,160	$383,656	$758,217	$690,896
Services	60,857	49,425	116,449	97,216
Total	458,017	433,081	874,666	788,112

Cost of sales
Product	297,629	302,963	574,856	529,597
Services	37,386	31,156	71,296	60,996
Total	335,015	334,119	646,152	590,593

Gross profit	123,002	98,962	228,514	197,519

Selling, general, and administrative	74,504	66,889	143,279	136,356
Depreciation and amortization	3,853	3,341	7,779	6,857
Interest and financing costs	342	247	701	824
Operating expenses	78,699	70,477	151,759	144,037

Operating income	44,303	28,485	76,755	53,482

Other income (expense)	(325)	184	(202)	282

Earnings before taxes	43,978	28,669	76,553	53,764

Provision for income taxes	12,565	8,823	21,622	16,558

Net earnings	$31,413	$19,846	$54,931	$37,206

Net earnings per common share—basic	$2.36	$1.48	$4.12	$2.79
Net earnings per common share—diluted	$2.34	$1.48	$4.09	$2.78

Weighted average common shares outstanding—basic	13,332	13,372	13,333	13,347
Weighted average common shares outstanding—diluted	13,432	13,391	13,431	13,394

Technology Segment
	Three Months Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
	(in thousands)			(in thousands)

Net sales
Product	$375,444	$369,934	1.5%	$720,210	$663,367	8.6%
Services	60,857	49,425	23.1%	116,449	97,216	19.8%
Total	436,301	419,359	4.0%	836,659	760,593	10.0%

Cost of sales
Product	293,837	301,006	(2.4%)	564,852	525,549	7.5%
Services	37,386	31,156	20.0%	71,296	60,996	16.9%
Total	331,223	332,162	(0.3%)	636,148	586,545	8.5%

Gross profit	105,078	87,197	20.5%	200,511	174,038	15.2%

Selling, general, and administrative	70,803	62,586	13.1%	136,956	128,142	6.9%
Depreciation and amortization	3,825	3,313	15.5%	7,723	6,801	13.6%
Interest and financing costs	199	1	19,800.0%	358	266	34.6%
Operating expenses	74,827	65,900	13.5%	145,037	135,209	7.3%

Operating income	$30,251	$21,297	42.0%	$55,474	$38,829	42.9%
Adjusted gross billings	$664,124	$601,064	10.5%	$1,297,131	$1,147,458	13.0%
Adjusted EBITDA	$36,059	$26,275	37.2%	$67,017	$49,436	35.6%

Technology Segment Net Sales by Customer End Market
	Twelve Months Ended September 30,
	2021	2020	Change

Telecom, Media, & Entertainment	28%	20%	8%
SLED	15%	16%	(1%)
Healthcare	15%	15%	-
Technology	14%	19%	(5%)
Financial Services	11%	13%	(2%)
All others	17%	17%	-
Total	100%	100%

Financing Segment
	Three Months Ended September 30,			Six Months Ended September 30,
	2021	2020	Change	2021	2020	Change
	(in thousands)			(in thousands)

Net sales	$21,716	$13,722	58.3%	$38,007	$27,529	38.1%
Cost of sales	3,792	1,957	93.8%	10,004	4,048	147.1%
Gross profit	17,924	11,765	52.4%	28,003	23,481	19.3%

Selling, general, and administrative	3,701	4,303	(14.0%)	6,323	8,214	(23.0%)
Depreciation and amortization	28	28	0.0%	56	56	0.0%
Interest and financing costs	143	246	(41.9%)	343	558	(38.5%)
Operating expenses	3,872	4,577	(15.4%)	6,722	8,828	(23.9%)

Operating income	$14,052	$7,188	95.5%	$21,281	$14,653	45.2%
Adjusted EBITDA	$14,136	$7,286	94.0%	$21,450	$14,839	44.6%

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION

We included reconciliations below for the following non-GAAP information: (i) Adjusted Gross Billings, (ii) Adjusted EBITDA, (iii) Segment Adjusted EBITDA, (iv) non-GAAP Net Earnings and (v) non-GAAP Net Earnings per Common Share - Diluted.

We define adjusted gross billings as our technology segment net sales calculated in accordance with GAAP, adjusted to exclude the costs incurred related to sales of third-party maintenance, software assurance and subscription/SaaS licenses, and services.

We define adjusted EBITDA as net earnings calculated in accordance with GAAP, adjusted for the following: interest expense, depreciation and amortization, share based compensation, acquisition and integration expense, provision for income taxes, and other income (expense). Segment adjusted EBITDA is defined as operating income calculated in accordance with GAAP, adjusted for interest expense, share based compensation, acquisition and integration expenses, and depreciation and amortization. We consider the interest on notes payable from our financing segment and depreciation expense presented within cost of sales, which includes depreciation on assets financed as operating leases, to be operating expenses.

Non-GAAP net earnings and non-GAAP net earnings per common share – diluted are based on net earnings calculated in accordance with GAAP, adjusted to exclude other income (expense), share based compensation, and acquisition related amortization expense, and the related tax effects.

Our use of non-GAAP information as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in our industry, might calculate non-GAAP adjusted gross billings, adjusted EBITDA, non-GAAP net earnings and non-GAAP net earnings per common share or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Technology segment net sales	$436,301	419,359	$836,659	$760,583
Costs incurred related to sales of third-party maintenance, software assurance and subscription / SaaS licenses, and services	227,823	181,705	460,472	386,875
Adjusted gross billings	$664,124	$601,064	$1,297,131	$1,147,458

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Consolidated
Net earnings	$31,413	$19,846	$54,931	$37,206
Provision for income taxes	12,565	8,823	21,622	16,558
Depreciation and amortization [1]	3,853	3,341	7,779	6,857
Share based compensation	1,840	1,764	3,575	3,671
Acquisition and integration expense	-	(30)	-	(1)
Interest and financing costs	199	1	358	266
Other (income) expense [2]	325	(184)	202	(282)
Adjusted EBITDA	$50,195	$33,561	$88,467	$64,275

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Technology Segment
Operating income	$30,251	$21,297	$55,474	$38,829
Depreciation and amortization [1]	3,825	3,313	7,723	6,801
Share based compensation	1,784	1,694	3,462	3,541
Acquisition and integration expense	-	(30)	-	(1)
Interest and financing costs	199	1	358	266
Adjusted EBITDA	$36,059	$26,275	$67,017	$49,436

Financing Segment
Operating income	$14,052	$7,188	$21,281	$14,653
Depreciation and amortization [1]	28	28	56	56
Share based compensation	56	70	113	130
Adjusted EBITDA	$14,136	$7,286	$21,450	$14,839

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
GAAP: Earnings before taxes	$43,978	$28,669	$76,553	$53,764
Share based compensation	1,840	1,764	3,575	3,671
Acquisition and integration expense	-	(30)	-	(1)
Acquisition related amortization expense [3]	2,661	2,172	5,357	4,400
Other (income) expense [2]	325	(184)	202	(282)
Non-GAAP: Earnings before taxes	48,804	32,391	85,687	61,552

GAAP: Provision for income taxes	12,565	8,823	21,622	16,558
Share based compensation	528	541	1,024	1,128
Acquisition and integration expense	-	(9)	-	-
Acquisition related amortization expense [3]	750	648	1,507	1,315
Other (income) expense [2]	93	(56)	58	(86)
Tax benefit on restricted stock	62	(26)	317	(40)
Non-GAAP: Provision for income taxes	13,998	9,921	24,528	18,875

Non-GAAP: Net earnings	$34,806	$22,470	$61,159	$42,677

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

GAAP: Net earnings per common share – diluted	$2.34	$1.48	$4.09	$2.78

Share based compensation	0.09	0.09	0.18	0.19
Acquisition related amortization expense [3]	0.14	0.11	0.29	0.23
Other (income) expense [2]	0.02	-	0.01	(0.01)
Tax benefit on restricted stock	-	-	(0.02)	-
Total non-GAAP adjustments – net of tax	$0.25	$0.20	$0.46	$0.41

Non-GAAP: Net earnings per common share – diluted	$2.59	$1.68	$4.55	$3.19

[1] Amount consists of depreciation and amortization for assets used internally.
[2] Interest income and foreign currency transaction gains and losses.
[3] Amount consists of amortization of intangible assets from acquired businesses.